UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 1, 2011

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 1, 2011, Genworth Financial, Inc. (the “Company”) completed the redemption of all outstanding shares of its 5.25% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) in accordance with the terms of the Certificate of Designation, Powers, Preferences and Rights of the 5.25% Series A Cumulative Preferred Stock (the “Certificate of Designation”).

Following the redemption, the Company filed a Certificate of Retirement of the Series A Preferred Stock (the “Certificate of Retirement”) with the Secretary of State of the State of Delaware, which became effective on the same day. Pursuant to Section 243(b) of the Delaware General Corporation Law, once the Certificate of Retirement became effective, it had the effect of amending the Company’s amended and restated certificate of incorporation so as to eliminate therefrom all reference to the Series A Preferred Stock, including, without limitation, the Certificate of Designation. The Certificate of Retirement does not affect the total number of authorized shares of capital stock of the Company or the total number of authorized shares of preferred stock.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Number	Description

3.1	Certificate of Retirement of 5.25% Series A Cumulative Preferred Stock of Genworth Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2011

GENWORTH FINANCIAL, INC.

By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General Counsel and Secretary